Exhibit 99

Rowan Reports First Quarter 2016 Results

HOUSTON, May 4, 2016 /PRNewswire/ -- For the three months ended March 31, 2016, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported net income of $122.8 million, or $0.98 per share, compared to $123.7 million, or $0.99 per share in the first quarter of 2015.

Rowan's revenues were $500.2 million in the first quarter of 2016, down by 9% from the prior-year quarter due primarily to lower utilization of jack-up rigs. The lower jack-up utilization was partially offset by contributions from the Company's third and fourth newbuild ultra-deepwater drillships, which began operating in February and June of 2015, respectively.

Tom Burke, President and Chief Executive Officer, commented, "Our first quarter results reflect our focus on safe and reliable operations with particular attention to careful cost control as we navigate a challenging 2016. Our offshore crews are striving to continuously improve our operational efficiency. Additionally, I'm pleased with our ability to secure some new contracts in a difficult market."

Rowan will conduct its earnings conference call on Wednesday, May 4, 2016, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 79160656. You should dial-in approximately five to ten minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, and download any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 31 mobile offshore drilling units, comprised of 27 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices; the level of offshore expenditures by energy companies; variations in energy demand; changes in day rates; cancellation, early termination or renegotiation by our customers of drilling contracts; risks associated with fixed-cost drilling operations; cost overruns or delays in transportation of drilling units; cost overruns or delays in maintenance and repairs; cost overruns or delays for conversion or upgrade projects; operating hazards and equipment failure; risks of collision and damage; casualty losses and limitations on insurance coverage; customer credit and risk of customer bankruptcy; conditions in the general economy and energy industry; weather conditions and severe weather in the Company's operating areas; increasing complexity and costs of compliance with environmental and other laws and regulations; changes in tax laws and interpretations by taxing authorities; civil unrest and instability, terrorism, piracy and hostilities in our areas of operations that may result in loss or seizure of assets; the outcome of disputes and legal proceedings; effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (in millions except per share amounts)

	THREE MONTHS
	ENDED MARCH 31
	2016	2015

REVENUES	$ 500.2	$ 547.0

COSTS AND EXPENSES:
Operations	204.8	255.7
Depreciation and amortization	98.9	89.7
Selling, general and administrative	26.9	27.6
Loss (gain) on disposals of property and equipment	2.2	(0.5)
Total	332.8	372.5
INCOME FROM OPERATIONS	167.4	174.5
Net interest and other income (expense)	(40.5)	(33.6)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	126.9	140.9
Provision for income taxes	4.1	17.2
NET INCOME	$ 122.8	$ 123.7

NET INCOME PER SHARE	$ 0.98	$ 0.99

AVERAGE SHARES	125.8	125.1

NOTE: See page 7 for supplemental operating information.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (in millions)

	March 31,	December 31,
	2016	2015

ASSETS

Cash and cash equivalents	$ 595.2	$ 484.2
Accounts receivable	426.9	410.5
Other current assets	19.7	26.6
Total current assets	1,041.8	921.3
Property, plant and equipment - net	7,332.1	7,405.8
Other assets	18.2	20.2
TOTAL	$ 8,392.1	$ 8,347.3

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt	$ 21.3	$ -
Accounts payable	87.1	109.6
Other current liabilities	190.9	219.1
Total current liabilities	299.3	328.7
Long-term debt	2,655.0	2,692.4
Other liabilities	537.8	553.7
Stockholders' equity	4,900.0	4,772.5
TOTAL	$ 8,392.1	$ 8,347.3

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (in millions)

	THREE MONTHS
	ENDED MARCH 31
	2016	2015

CASH PROVIDED BY (USED IN) OPERATIONS:
Net income	$ 122.8	$ 123.7
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	98.9	90.6
Deferred income taxes	(12.6)	(7.5)
Gain on disposal of assets	2.2	(0.5)
Other, net	6.9	11.4
Net changes in current assets and liabilities	(55.0)	19.7
Net changes in other noncurrent assets and liabilities	(3.1)	7.4
Net cash provided by operations	160.1	244.8

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Property, plant and equipment additions	(32.9)	(514.3)
Proceeds from disposals of property, plant and equipment	0.3	1.7
Net cash used in investing activities	(32.6)	(512.6)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Reductions in long-term debt	(16.5)	-
Payment of cash dividends	-	(12.6)
Other, net	-	(2.0)
Net cash provided by (used in) financing activities	(16.5)	(14.6)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	111.0	(282.4)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	484.2	339.2
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 595.2	$ 56.8

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING SEGMENT INFORMATION
Unaudited (in millions)

	Three months ended March 31,
	2016	2015
Deepwater:
Revenues	$ 222.5	$ 146.9
Operating expenses:
Direct operating costs	67.0	59.0
Depreciation and amortization	27.3	17.7
Selling, general and administrative	-	-
Other operating items	0.3	-
Income (loss) from operations	$ 127.9	$ 70.2

Jack-ups:
Revenues	$ 277.7	$ 400.1
Operating expenses:
Direct operating costs	137.8	196.7
Depreciation and amortization	68.4	69.0
Selling, general and administrative	-	-
Other operating items	1.9	-
Income (loss) from operations	$ 69.6	$ 134.4

Unallocated costs and other:
Revenues	$ -	$ -
Operating expenses:
Direct operating costs	-	-
Depreciation and amortization	3.1	3.0
Selling, general and administrative	26.9	27.6
Material charges and other	-	(0.5)
Income (loss) from operations	$ (30.0)	$ (30.1)

Consolidated:
Revenues	$ 500.2	$ 547.0
Operating expenses:
Direct operating costs	204.8	255.7
Depreciation and amortization	98.9	89.7
Selling, general and administrative	26.9	27.6
Material charges and other	2.2	(0.5)
Income (loss) from operations	$ 167.4	$ 174.5

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
Unaudited
	THREE MONTHS ENDED
	March 31,	December 31,	March 31,
	2016	2015	2015
RIG DAYS:
Operating	1,858	2,105	2,411
Out of service (shipyard/transit/inspections/other)	145	73	82
Idle (uncontracted)	533	404	139
Operational downtime (off rate during rig operations)	12	36	47
Cold-stacked	273	306	260
Total available	2,821	2,924	2,939

UTILIZATION	66%	72%	82%
UTILIZATION (excluding cold-stacked rigs)	73%	80%	90%

AVERAGE DAY RATES (in thousands):
Jack-ups:
North Sea	$ 287.1	$ 278.2	$ 295.8
Middle East	130.7	131.6	138.5
Gulf of Mexico	73.2	66.7	115.4
All jack-up rigs	182.3	176.3	180.2
Drillships	$ 612.4	$ 623.3	$ 631.9

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 144.8	$ 155.7	$ 181.9
Repairs and maintenance	28.8	38.2	31.5
All other	26.6	34.0	32.0
Subtotal (excluding rebillables)	200.2	227.9	245.4
Rebillables (equally offset with rebillable revenue)	4.6	7.9	10.3
Total	$ 204.8	$ 235.8	$ 255.7

(a) Includes labor, fringes, training, travel and catering costs.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Unaudited (in millions)

	THREE MONTHS
	ENDED MARCH 31
	2016	2015

ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA):
GAAP NET INCOME	$ 122.8	$ 123.7
Depreciation and amortization	98.9	89.7
Interest (income) expense and other, net	41.1	33.6
Income tax expense (benefit)	4.1	17.2
Gain on debt extinguishment	(0.6)	-
NON-GAAP ADJUSTED EBITDA	$ 266.3	$ 264.2

CONTACT: Chris Pitre, Vice President, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; or Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581